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                                                                    EXHIBIT 23.1



               Consent of Ernst & Young LLP, Independent Auditors

         We consent to incorporation by reference in the Registration Statements (Form S-8 No. 33-16525) pertaining to the Physiometrix, Inc. 1991 Stock Plan, 1996 Director Option Plan, and 1996 Employee Stock Purchase Plan and (Form S-8 No. 333-69106) pertaining to the Physiometrix, Inc. 2000 Supplemental Stock Plan and the 2001 Stock Option Plan, of our report dated February 7, 2002, with respect to the financial statements of Physiometrix, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                         /s/ ERNST & YOUNG LLP



Boston, Massachusetts
March 26, 2002